   As filed with the Securities and Exchange Commission on December 19, 1998

                                            Registration Statement No. 333-64195
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          DAIMLERCHRYSLER CORPORATION
                        (formerly Chrysler Corporation)
             (Exact name of Registrant as specified in its charter)

                               STATE OF DELAWARE
                            (State of incorporation)
                                   38-2673623
                      (I.R.S. Employer Identification No.)
                         ------------------------------

                              1000 CHRYSLER DRIVE
                       AUBURN HILLS, MICHIGAN 48326-2766
                                 (248) 576-5741
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                            RICHARD D. HOUTMAN, ESQ.
                              1000 CHRYSLER DRIVE
                       AUBURN HILLS, MICHIGAN 48326-2766
                                 (248) 512-3992
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

          PAUL H. WILSON, JR., ESQ.                       J. MICHAEL SCHELL, ESQ.
           MEREDITH M. BROWN, ESQ.                        MARGARET L. WOLFF, ESQ.
            DEBEVOISE & PLIMPTON                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
              875 THIRD AVENUE                               919 THIRD AVENUE
          NEW YORK, NEW YORK 10022                       NEW YORK, NEW YORK 10022
               (212) 909-6000                                 (212) 735-3000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          DEREGISTRATION OF SECURITIES

    This Post-Effective No. 1 is filed by DaimlerChrysler Corporation (formerly Chrysler Corporation) to deregister the 6,500,000 shares of Common Stock, par value $1.00 per share, previously registered on the Registration
Statement on Form S-3 (No. 333-64195), which shares have not been issued as of the date hereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, and State of Michigan, on the 18th day of December 1998.

                                DAIMLERCHRYSLER CORPORATION

                                BY               /S/ GARY C. VALADE
                                     -----------------------------------------
                                                   Gary C. Valade
                                              EXECUTIVE VICE PRESIDENT
                                            AND CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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

PRINCIPAL EXECUTIVE OFFICER:


       ROBERT J. EATON*
------------------------------  Chief Executive Officer      December 18, 1998
       Robert J. Eaton


PRINCIPAL FINANCIAL OFFICER:


      /s/ GARY C. VALADE        Executive Vice President
------------------------------    and Chief Financial        December 18, 1998
        Gary C. Valade            Officer


PRINCIPAL ACCOUNTING OFFICER:


     JAMES D. DONLON III*
------------------------------  Vice President and           December 18, 1998
     James D. Donlon III          Controller



        /s/ R.D. HOUTMAN
------------------------------
          R.D. Houtman                                       December 18, 1998
       ATTORNEY-IN-FACT


DIRECTORS:


       ECKHARD CORDES*
------------------------------  Director                     December 18, 1998
        Eckhard Cordes



       ROBERT J. EATON*
------------------------------  Director                     December 18, 1998
       Robert J. Eaton



DIRECTORS:


        MANFRED GENTZ*
------------------------------  Director                     December 18, 1998
        Manfred Gentz



        Jurgen Hubbert*
------------------------------  Director                     December 18, 1998
        Jurgen Hubbert



        KURT J. LAUK*
------------------------------  Director                     December 18, 1998
         Kurt J. Lauk




------------------------------  Director                     December 18, 1998
       Jurgen Schrempp



     THOMAS T. STALLKAMP*
------------------------------  Director                     December 18, 1998
     Thomas T. Stallkamp



       GARY C. VALADE*
------------------------------  Director                     December 18, 1998
        Gary C. Valade




*By:       /s/ R.D. HOUTMAN
      -------------------------
             R.D. Houtman                                    December 18, 1998
          ATTORNEY-IN-FACT

